Exhibit 10.13

GENERAL CONVEYANCE, BILL OF SALE AND ASSIGNMENT AGREEMENT

GENERAL CONVEYANCE, BILL OF SALE AND ASSIGNMENT AGREEMENT (the "Bill of Sale"), dated March 14, 2005, between VIVID LEARNING SYSTEMS, Inc. (“Purchaser”), a Delaware corporation, and TRUEACTIVE SOFTWARE, Inc., a Washington corporation ("Seller").

WHEREAS, Purchaser and Seller are parties to a certain framework agreement, the ASSET PURCHASE AGREEMENT dated March 14, 2005 (the "Framework Agreement"), pursuant to which, among other things, Seller agreed to sell and transfer, and Purchaser agreed to purchase and accept, certain assets of Seller; and

WHEREAS, it is a condition to the Closing of the Framework Agreement that Seller enters into this Bill of Sale to sell to the Purchaser the Transferred Assets (as hereinafter defined);

NOW, THEREFORE, in exchange for the consideration to be provided by the Purchaser outlined in Section 2.1 of the Framework Agreement and in further consideration of the mutual covenants and agreements contained in the Framework Agreement, the receipt and sufficiency of which are hereby acknowledged, Seller hereby covenants and agrees as follows:

1.
Transferred Assets. For value both received and anticipated, the sufficiency of which are hereby acknowledged, Seller sells, conveys, assigns, transfers and delivers to the Purchaser, and Purchaser hereby accepts, all of its right, title and interest and benefit in and to the following assets (collectively, the "Transferred Assets"):

a.	the assets delineated in Schedule A, to include one receivable (also included in Exhibit A of the Framework Agreement);

b.	the Assignment of Trademarks set forth in Schedule B; and

c.	the Assignment of Copyright set forth in Schedule C.

TO HAVE AND TO HOLD, all and singular, for its own use forever, the Transferred Assets hereby sold, assigned, transferred, conveyed and delivered, or intended so to be, unto Purchaser, its successors and assigns forever.

1.	Excluded Assets. Seller shall not be deemed to have sold pursuant to this Bill of Sale any assets other than the Transferred Assets.

2.
Relationship with the Framework Agreement. This Bill of Sale is intended to evidence the consummation of the transactions contemplated by the Framework Agreement. This Bill of Sale is made without representation or warranty except as provided in and by the Framework Agreement. This Bill of Sale is in all respects subject to the provisions of the Framework Agreement and is not intended in any way to supersede, limit or qualify any provision of the Framework Agreement.

3.
Sale of Assets As Is. This sale of assets is made AS IS and WITH ALL FAULTS. Furthermore, Purchaser acknowledges that there are no warranties, express or implied (including no warranty of merchantability or fitness for a particular purpose), made by seller accompanying this transaction.

4.
Payment of Taxes. Purchaser acknowledges its obligation for the payment of all taxes arising out of this transaction and agrees to indemnify and hold Seller harmless from any claim, demand or cause of action by any state or other governmental entity for same.

5.
Further Assurances. Each party hereby agrees on demand to make, execute, acknowledge and deliver any and all further documents and instruments, and to do and cause to be done all such further acts, reasonably requested by the other party to evidence and/or in any manner to perfect the transfer and assignment to Purchaser of the Transferred Assets contemplated hereby. Subject to Section 1.1 of the Framework Agreement, Purchaser is hereby granted the irrevocable right and authority to collect for its own account the Interactive, Inc. receivable and other items included in the Transferred Assets and to endorse any checks received solely on account of said Receivable.

6.	Successors. This Bill of Sale shall inure to the benefit of and is binding upon the respective successors and assigns of Seller and Purchaser.

7.	Governing Law. This Bill of Sale shall be governed by the laws of the State of Washington without giving effect to its conflict of laws principles.

8.	Dispute Resolution. Any dispute as to matters relating to this Bill of Sale shall be resolved in accordance with the arbitration procedures set forth in the Framework Agreement.

IN WITNESS WHEREOF, the parties have signed this Bill of Sale effective as of the date first written above.

VIVID LEARNING SYSTEMS, INC.

By: /s/Kevin A. Smith
   Kevin A. Smith
   Chief Executive Officer

TRUEACTIVE SOFTWARE, INC.

By: /s/Richard E. Eaton
  Richard E. Eaton
  President

Schedule A -- Asset List

1.	Complete source code and supporting files for the latest version of TrueActive Monitor
Note: TrueActive Monitor is currently sold in 3 license configurations: a 100-day license, a standard single-user, non-expiring license, and a network starter + clients, non-expiring license. The configurations are set using a license number. This source code is sold “as is.”

2.	Complete source code and supporting files for the last version of WinWhatWhere, a/k/a WinWhatWhere Investigator
Note: This source code is sold “as is.”

3.	Copyright for WinWhatWhere dated 3/8/1993 issued to Basic Systems Inc (original name of TrueActive Software Inc.) SEE Schedule C - Assignment of Copyright

4.	Registered Trademarks SEE Schedule B - Assignment of Trademarks
WinWhatWhere, registered 6/11/02
WinWhatWhere Investigator, registered 2/26/02
Note: Section 8 of the Trademark Act requires the filing of an Affidavit of Continued Use prior to the end of the sixth year following the date of registration.

5.	Unregistered Trademarks
TrueActive
TrueActive
TrueActive Software
TrueActive Monitor

6.	Web site addresses www.trueactive.com and www.winwhatwhere.com

7.	All web site content

8.	Complete customer database

9.	Complete evaluation license list (sales leads)

10.	Current qualified sales opportunities list

11.	One current account receivable:
Interactive, Inc., Huntington, NY - Contact: Dale Mann Balance Due: $10,825

12.	All inventory of software packaging
TrueActive Software CD Jackets, approx. 320
WinWhatWhere Investigator CD Case Inserts
CDs, approx. 400

13.	Marketing materials for TrueActive and WinWhatWhere, including folders and article reprints

Schedule B -- Trademark Registration

ASSIGNMENT OF TRADEMARKS

KNOW ALL BY THESE PRESENTS that TRUEACTIVE SOFTWARE, Inc. a Washington corporation, (hereinafter "Assignor"), in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns and transfers to VIVID LEARNING SYSTEMS, Inc., a Delaware corporation, (hereinafter "Assignee"), its successors and assigns, all of Assignor's right, title and interest in and to all trademarks, trademark registrations, trademark applications and trademark interests of every kind and nature, and any and all renewals and extensions thereof that may be secured under all laws now or hereafter in force, together with the business and the goodwill of the business symbolized by such trademarks, and any and all causes of action heretofore accrued in the Assignor's favor for infringement of such trademarks, trademark registrations and trademark interests, which are owned, possessed and controlled by Assignor, including, without limitation, the trademarks listed on Schedule A attached hereto and made a part hereof, throughout the United States, its territories and possessions, and in all such other countries, if any, throughout the world wherein Assignor owns, possesses or controls the rights herein being transferred to Assignee, to the full extent of such rights.

IN WITNESS WHEREOF, the Assignor has caused this Assignment of Trademarks to be signed in its corporate name by its duly authorized officers this 14th day of March, 2005.

 TRUEACTIVE SOFTWARE, INC.

By: /s/Richard E. Eaton
   Richard E. Eaton
   President

Trademark Registrations:

WinWhatWhere, registered 6/11/02
WinWhatWhere Investigator, registered 2/26/02
Note: Section 8 of the Trademark Act requires the filing of an Affidavit of Continued Use prior to the end of the sixth year following the date of registration

Schedule C -- Copyrights

   ASSIGNMENT OF COPYRIGHT

KNOW ALL BY THESE PRESENTS that TRUEACTIVE SOFTWARE, Inc., a Washington corporation (hereinafter "Assignor"), in exchange for good and valuable consideration, the sufficiency of which are hereby acknowledged, hereby sells, assigns and transfers to VIVID LEARNING SYSTEMS, Inc., a Delaware corporation (hereinafter "Assignee"), its successors and assigns, all of Assignor's right, title and interest in and to all copyrights, copyright registrations and copyright interests of every kind and nature, and any and all renewals and extensions thereof that may be secured under all laws now or hereafter in force, and any and all causes of action heretofore accrued in the Assignor's favor for infringement of such copyrights, copyright registrations and copyright interests, which are owned, possessed and controlled by Assignor, including, without limitation, the copyrights listed on Schedule A attached hereto and made a part hereof, throughout the United States, its territories and possessions, and in all such other countries, if any, throughout the world wherein Assignor owns, possesses or controls the rights herein being transferred to Assignee, to the full extent of such rights.

IN WITNESS WHEREOF, the Assignor has caused this Assignment of Copyrights to be signed in its corporate name by its duly authorized officers this 14th day of March 2005.

 TRUEACTIVE SOFTWARE, INC.

By: /s/Richard E. Eaton
   Richard E. Eaton
   President

Copyright Applications:

WinWhatWhere dated 03/08/1993 issued to Basic Systems, Inc. (the original name of TrueActive Software, Inc.